December 6, 2001

Board of Directors
II-VI Incorporated

Gentlemen:

     We have acted as counsel to II-VI Incorporated, a Pennsylvania corporation (the "Company"), in connection with the proposed issuance by the Company of up to 750,000 additional shares of the Company's Common Stock, without par value (the "Common Stock"), pursuant to the terms of the II-VI Incorporated Stock Option Plan of 2001 (the "Plan") which amends and restates the II-VI Incorporated Stock Option Plan of 1997.

     In connection with such proposed issuance, we have examined the Plan, the Articles of Incorporation of the Company, as amended and restated, the By-laws of the Company, as amended and restated, the relevant corporate proceedings of the Company, the Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of person whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          BUCHANAN INGERSOLL
                                          PROFESSIONAL CORPORATION

                                          By:  /s/ Ronald Basso